Exhibit 10.14

AMENDED AND RESTATED PROMISSORY NOTE

April 1, 2020	$1,388,019.32

FOR VALUE RECEIVED, BUTTERNUT MHP LAND LLC, a Delaware limited liability company, and BUTTERNUT MHP HOMES LLC, a Delaware limited liability company (individually and collectively, “Borrower”), promises and agrees to pay to the order of FIRSTBANK, a Tennessee corporation, and successor-by-merger to Clayton Bank and Trust (“Lender,” which term shall always refer to the lawful holder hereof), at its offices in Knoxville, Tennessee, or at such other place as may be designated in writing by Lender, in lawful money of the United States of America, the principal sum of up to ONE MILLION THREE HUNDRED EIGHTY-EIGHT THOUSAND NINETEEN AND 32/100 DOLLARS ($1,388,019.32), or so much thereof as may be disbursed and remain outstanding from time to time by Lender, together with interest on the disbursed and unpaid principal balance outstanding computed from the date of each advance until repaid in full.

This Amended and Restated Promissory Note (“Note”) is issued in accordance with and pursuant to that certain Loan Agreement dated as of March 30, 2017 by and between Butternut MHP Land LLC and Lender (as such may be amended and/or restated from time to time, the “Loan Agreement”), as amended by that certain Modification Agreement of even date herewith by and between Borrower, Lender, and the other parties thereto. Capitalized terms not otherwise defined herein shall have such meaning as set forth in the Loan Agreement.

Interest on the disbursed and unpaid principal balance hereunder shall accrue from the date funds are first disbursed to Borrower at a fixed rate of interest (the “Interest Rate”) equal to six percent (6.0%) per annum or the maximum rate of interest allowed by law, whichever is less; provided, however, that on April 10, 2023 and thereafter, the Interest Rate shall be equal to (i) the Wall Street Journal Prime (as defined herein) plus one percent (1.0%) per annum, adjusted on the first day of each calendar quarter (each a “Change Date”) or (ii) the maximum rate of interest allowed by law, whichever is less; provided further, however, that the Interest Rate shall never be less than six percent (6.0%). Each change in the interest rate shall become effective without notice to Borrower, but Lender will endeavor to notify Borrower of each change in the interest rate; provided, however, that the failure to provide notice to Borrower shall not affect the validity of the change in the interest rate. Interest shall be calculated on the basis of a 360-day year and the actual number of calendar days elapsed.

“Wall Street Journal Prime” means the per annum rate of interest identified as the “Prime Rate” as published in the Money Rates section each day in The Wall Street Journal. If The Wall Street Journal ceases to be published or if it ceases to publish a Prime Rate, then Lender will choose a substitute prime rate. If the Wall Street Journal Prime is published as a range of rates, the highest rate will be considered the Wall Street Journal Prime for the purposes of this Note. On such days that The Wall Street Journal is not published (such as holidays and weekends), the Wall Street Journal Prime shall be the Wall Street Journal Prime stated in the most recently published edition of The Wall Street Journal. Each determination of the Prime Rate by Lender shall be based upon the most recently published rate as of the date of each adjustment hereunder, and, in the absence of manifest error, shall be conclusive and binding upon Borrower.

Each payment due hereunder shall be due on the tenth (10th) day of each month (each a “Due Date”) during the term of this Note. This Note shall be repaid as follows:

(a)	As of the date hereof, the outstanding principal balance hereunder will be amortized over two hundred sixty-seven (267) consecutive monthly installments of principal and interest (the “Monthly Payment”) with the first Monthly Payment in the amount of $9,429.93 due from Borrower on April 10, 2020, and continuing on each Due Date thereafter, until adjusted as provided herein.

(b)	On each Change Date, Lender shall determine a new Monthly Payment using the then outstanding principal balance of the Note as of the Change Date, the remaining months of the amortization period and the Interest Rate as of the Change Date. The new Monthly Payment shall be payable on the Due Date following the Change Date and on each Due Date thereafter until the next Change Date when Lender shall again determine a new Monthly Payment as provided in this paragraph.

(c)	On April 10, 2025 (the “Maturity Date”) this Note shall mature and Borrower shall pay to Lender an amount equal to all accrued interest, plus all outstanding principal, costs, fees and expenses.

Should an Event of Default occur under the Loan Agreement, then, at the option of Lender, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without notice, as Lender may elect regardless of the date of maturity. Lender may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

Principal and unpaid interest may, at Lender’s option, bear interest following any Event of Default at the Default Rate. Commencing on the 11th day after the applicable due date of any missed payment, a five percent (5%) late charge (the “Late Charge”) shall be assessed on the amount of such missed payment. Borrower will pay a fee to Lender of $32.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored. In case of suit, or if this obligation is placed in an attorney’s hands for collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorney’s fee.

All amounts received for payment shall, at the option of Lender, be applied first to any unpaid expenses due under this Note or under any other documents evidencing or securing the obligations or indebtedness of Borrower to Lender, then to any unpaid default interest, then to all other accrued but unpaid interest, and finally, to the reduction of outstanding principal due under this Note. Borrower may prepay the principal balance hereunder in whole or in part, subject to the principal prepayment premiums set forth in the Loan Agreement. All prepayments of principal shall be applied to installments of principal in inverse order of maturity. No such prepayment shall postpone or extend the due date of any subsequent installment or change the amount of any installment. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower can repay the Indebtedness in full at any time without penalty. Borrower agrees not to send Lender payments marked “paid in full,” “without recourse,” or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: FirstBank, Attn: President, Specialty Lending, 520 W. Summit Hill Drive, Suite 801, Knoxville, TN 37902.

The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

This Note is a secured promissory note.

If for any reason whatsoever the interest and loan fees and charges paid or payable by Borrower hereunder shall exceed the maximum amounts collectible under applicable laws, then, ipso facto, the obligation to pay such interest and loan fees and charges shall be reduced to the maximum amounts collectible under applicable laws, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the outstanding principal balance, or if the outstanding principal balance is paid to zero, any excessive amounts collected shall be refunded to Borrower, so that at no time shall the interest and loan fees and charges paid or payable exceed the maximum amounts permitted from time to time by applicable law.

This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent preempted by applicable laws of the United States of America. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect.

BORROWER AND LENDER HEREBY EACH WAIVE ANY RIGHT TO A JURY TRIAL ON ANY CAUSE OF ACTION ARISING WITH RESPECT TO BORROWER’S LIABILITY HEREUNDER.

TIME IS OF THE ESSENCE WITH REGARD TO EACH AND EVERY PROVISION OF THIS NOTE.

This Note may not be changed or terminated without the prior written approval of Lender and Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by Lender.

This Note amends, restates, and supersedes that certain Promissory Note dated March 30, 2017 made by Butternut MHP Land LLC payable to the order of Lender in the face principal amount of $1,162,500.00, (the “Original Note”). This Note is not intended to, and will not, effect a novation, substitution, or extinguishment of the Original Note, and this Note shall be entitled to the same benefit (and priority) of the Loan Documents, including the Original Loan Documents (as defined in the Modification); and the lien of the Loan Documents (as defined in the Modification), including the Original Loan Documents, is not intended to be released, altered or changed in any manner except as specifically stated herein or in the documents executed by Borrower and Lender in connection with this Note.

[Signature page follows]

This Amended and Restated Promissory Note is entered into as of the date first above written.

BORROWER:

BUTTERNUT MHP LAND LLC

	By:	/s/ Raymond M. Gee
Raymond M. Gee, Manager

STATE OF __________________)
COUNTY OF ________________)

Before me, the undersigned, a Notary Public of said County and State, personally appeared Raymond M. Gee, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Manager of Butternut MHP Land LLC, a Delaware limited liability company, the within named bargainor, and that he as such Manager, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself in such capacity.

Witness my hand and seal, this ____ day of ____________, 20__.

Notary Public
My Commission Expires:____________________________

BUTTERNUT MHP HOMES LLC

	By:	/s/ Raymond M. Gee
Raymond M. Gee, Manager

STATE OF __________________)
COUNTY OF ________________)

Before me, the undersigned, a Notary Public of said County and State, personally appeared Raymond M. Gee, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the Manager of Butternut MHP Homes LLC, a Delaware limited liability company, the within named bargainor, and that he as such Manager, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself in such capacity.

Witness my hand and seal, this ____ day of ____________, 20__.

Notary Public
My Commission Expires:____________________________

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